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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                HA-LO INDUSTRIES, INC.
                   ------------------------------------------------
                (Exact name of registrant as specified in its charter)

            Illinois                             36-3573412
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(State of incorporation or Organization)    (I.R.S. Employer
                                            Identification No.)

5980 West Touhy Avenue, Niles, Illinois                 60714
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class           Name of each exchange on which
    to be so registered           each class is to be registered

    Common Stock, no par value
                                  New York Stock Exchange
    -------------------------     --------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form dates:
   N/A       (if applicable)
------------

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
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                       (Title of Class)
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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The securities to be registered consist of shares of the Registrant's Common Stock, no par value per share. The Registrant hereby incorporates by reference the information set forth under the caption "Description of Capital Stock" contained in the prospectus filed with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-2 (No. 33-98752).

ITEM 2.  EXHIBITS.

    The following documents are filed as exhibits to this registration statement:


Exhibit No.        Description
------------       --------------------------------------

    1 The Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996

    2              The Registrant's Current Report on Form 8-K dated
                   January 15, 1997

    3              The Registrant's Current Form on Form 8-K/A dated March 18,
                   1997

    4 The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997

    5 The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997

    6              The Registrant's Definitive Proxy Statement dated June 2,
                   1997

    7              The Registrant's Articles of Incorporation, as amended

    8              The Registrant's Amended and Restated Bylaws

    9              Specimen Common Stock Certificate

    10             The Registrant's 1996 Annual Report to Shareholders*

                   *Such report is not deemed to be filed with either the New York Stock Exchange or the Securities and Exchange Commission or otherwise subject to the liabilities of
                   Section 18 of the Act.

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             HA LO INDUSTRIES, INC.
                             ------------------------------------
                                    (Registrant)


                             By: /s/ Gregory J. Kilrea
                             ------------------------------------
                             Gregory J. Kilrea
                             Chief Executive Financial Officer

                             Date:  October 20, 1997